UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF
2026 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 6, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Special Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Special Meeting”), of Accuray Incorporated, a Delaware corporation (“Accuray” or the “Company”), which will be held virtually via live audio webcast on Tuesday, October 6, 2026 at 11:00 a.m. Central Time. In order to attend and vote at the Special Meeting, see “How can I attend the Special Meeting virtually?” in the proxy statement (the “Proxy Statement”) that accompanies this Notice of 2026 Special Meeting of Stockholders.
On July 29, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain of our existing investors (the “Investors”), pursuant to which we agreed to sell, and the Investors agreed to purchase, an aggregate of 55,000 shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”), for an aggregate purchase price of $55 million, or $1,000 per share (the “Issuance”). The Investors are lenders under the Financing Agreement (as defined below). In connection with entering into the Purchase Agreement, we entered into an amendment to our Financing Agreement, pursuant to which we issued warrants (the “Warrants”) to purchase up to an aggregate of approximately 15.3 million shares of our common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.01 per share of Common Stock (the Common Stock underlying such Warrants, the “Warrant Shares”). The aggregate purchase price for the Series A Preferred Stock is payable in the form of (i) $15.0 million in cash (the “Cash Investment”), which amount was paid on the date the parties entered into the Purchase Agreement and will be used to purchase 15,000 shares of Series A Preferred Stock in the Issuance and (ii) the conversion of $40.0 million of existing indebtedness held by the Investors under the Financing Agreement, dated as of June 6, 2025 (as amended, amended and restated, supplemented, revised, or otherwise modified from time to time, the “Financing Agreement”), by and among us, the guarantors party thereto, TCW Asset Management Company LLC (“TCW”), as administrative agent and collateral agent, and the other parties signatory thereto. In connection with such conversion, the Investors will receive 40,000 shares of Series A Preferred Stock in the Issuance and the converted indebtedness will be cancelled and extinguished at the closing of the Issuance. The net proceeds from the Cash Investment are expected to provide critical capital to support the Company’s transformation initiatives, working capital needs and general corporate purposes, as well as the payment of transaction costs and fees. The $40.0 million portion of the aggregate purchase price attributable to the conversion of existing indebtedness under the Financing Agreement will not result in the receipt of additional cash proceeds by us, but reduces our overall indebtedness and future interest expense. The Issuance is subject to certain closing conditions as provided in the Purchase Agreement, including approval by our stockholders of the Issuance and a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-15 and 1-for-40, the exact ratio within the 15 to 40 range to be determined by the Board and publicly announced by the Company.
At the Special Meeting, stockholders will be asked to consider, vote upon and approve the following proposals, each of which is more fully described in the accompanying proxy statement:
1.
To approve, subject to certain conditions, the issuance of shares of our Common Stock, in accordance with Nasdaq Listing Rule 5635, upon the conversion of the Series A Preferred Stock to be issued in connection with the closing of the transactions contemplated by the Purchase Agreement (as described below), pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”), governing the Series A Preferred Stock, and the exercise of the Warrants to purchase Warrant Shares at potentially less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b), and the deemed issuance of equity compensation to one of the Company’s directors upon conversion of the Series A Preferred Stock and the exercise of the Warrants to purchase Warrant Shares at less than market value under Nasdaq Listing Rule 5635(c) (the “Nasdaq Stock Issuance Proposal” or “Proposal No. 1”);

2.
To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 (which will result in an increase in the total number of authorized shares of our capital stock from 205,000,000 to 405,000,000) (in each case, not taking into account the reverse stock split described in Proposal No. 3) in order to provide a sufficient number of authorized shares to issue the Common Stock issuable upon the conversion of the Series A Preferred Stock (the “Authorized Shares Increase Proposal” or “Proposal No. 2”);

3.
To approve an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock, at a ratio ranging from any whole number between 1-for-15 and 1-for-40, as determined by our Board in its discretion, to allow the Company to regain compliance with Nasdaq listing requirements for the bid price of the Common Stock, to be effected in the sole discretion of the Board at any time within one year of the date of the Special Meeting without further approval or authorization from the Company’s stockholders (the “Reverse Stock Split Proposal” or “Proposal No. 3”);

4.
To approve one or more adjournments of the Special Meeting, if necessary, in the reasonable discretion of the Board, the Chairman of the Board, the President or the Corporate Secretary of the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, or 3 (the “Adjournment Proposal” or “Proposal No. 4”); and

5.	To transact any other business as may properly come before the Special Meeting, or any adjournment or postponement of the meeting.
These items of business to be transacted at the Special Meeting are more fully described in the Proxy Statement. The Special Meeting will be a virtual-only meeting of stockholders to provide convenience to our stockholders and enable increased stockholder participation. Stockholders will be able to attend and participate in the Special Meeting, vote their shares electronically, and submit questions during the live audio webcast of the Special Meeting by visiting www.virtualshareholdermeeting.com/ARAY2026SM and entering their control number.
The Special Meeting will begin promptly at 11:00 a.m. Central Time. Only holders of record and beneficial owners of shares of our Common Stock at the close of business on August 21, 2026 (the “Record Date”), are entitled to notice of, to attend, and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available by writing to the Corporate Secretary at our principal executive offices located at 1240 Deming Way, Madison, WI 53717.
It is important that you use this opportunity to vote on the business to come before the stockholders at the Special Meeting. After reading the Proxy Statement, you are urged to cast your vote as promptly as possible. Please promptly sign, date and return the enclosed proxy card in the prepaid envelope provided to you or vote by telephone or over the Internet to ensure that your shares are represented at the Special Meeting.
All stockholders are cordially invited to attend the Special Meeting. Even if you plan to attend the Special Meeting, please cast your vote as promptly as possible by telephone, by Internet, or by signing and dating your proxy card and returning it promptly. This will ensure that your vote will be counted if you later decide not to, or are unable to, attend the Special Meeting. Even if you have given your proxy, you may still attend and vote at the Special Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on

October 6, 2026 at 11:00 a.m. Central Time

The Notice of the 2026 Special Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended June 30, 2025 are available at www.virtualshareholdermeeting.com/ARAY2026SM.

By order of the Board of Directors,

/s/ Stephen La Neve
Stephen La Neve

President and Chief Executive Officer

Madison, Wisconsin August 24, 2026

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements made in this proxy statement that are not statements of historical fact are forward-looking statements that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this proxy statement relate, but are not limited, to: the anticipated closing of the transactions contemplated by the Purchase Agreement, our expected use of proceeds therefrom, potential effects of the approval or non-approval of the Nasdaq Stock Issuance Proposal and the Authorized Shares Increase Proposal, our expectations regarding the Reverse Stock Split Proposal, including the timing of any reverse stock split, the potential benefits of a reverse stock split, including but not limited to possible increased investor interest, continued listing on The Nasdaq Capital Market and our ability to satisfy Nasdaq’s minimum bid price requirement, and the potential for a higher stock price, the intended income tax consequences of the reverse stock split, the timing and effects of the proposed amendments to our Certificate of Incorporation, the expected benefits of our transformation plan, the anticipated filing and effectiveness of a resale registration statement pursuant to our registration rights obligations; the expected changes to the size and composition of our Board in connection with the transactions contemplated by the Purchase Agreement; and any assumptions underlying any of the foregoing. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any reverse stock split may not result in an increase to our Common Stock price or that we may be unable to maintain our listing on The Nasdaq Capital Market, the risk that the conditions to closing of the transactions contemplated by the Purchase Agreement may not be satisfied or waived, and the other risks set forth below, in particular under the headings “Certain Risks and Considerations” and “Certain Considerations and Risks Associated with the Reverse Stock Split.” For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K that we have filed with the SEC, and our subsequent filings with the SEC. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2026 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 6, 2026
This proxy statement (“Proxy Statement”) is furnished to our stockholders of record as of the close of business on August 21, 2026 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our 2026 Special Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Special Meeting”), to be held virtually via live audio webcast on Tuesday, October 6, 2026, at 11:00 a.m. Central Time. In order to attend and vote at the Special Meeting, please follow the instructions in the section titled “Questions and Answers Regarding This Solicitation and Voting at the Special Meeting-How can I attend the Special Meeting virtually?” This Proxy Statement and enclosed proxy card are first being sent to our stockholders on or about August 24, 2026.
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE SPECIAL MEETING

Why am I receiving these proxy materials?
You are receiving this Proxy Statement because you were a stockholder of record or beneficial owner at the close of business on the Record Date. As such, you are invited to attend our Special Meeting and are entitled to vote on the items of business described in this Proxy Statement.

The items of business to be considered at the Special Meeting are:

1.
To approve, subject to certain conditions, the issuance of shares of our Common Stock, in accordance with Nasdaq Listing Rule 5635, upon the conversion of the Series A Preferred Stock to be issued in connection with the closing of the transactions contemplated by the Purchase Agreement, pursuant to the terms of the Certificate of Designations, governing the Series A Preferred Stock, and the exercise of the Warrants to purchase Warrant Shares at potentially less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b), and the deemed issuance of equity compensation to one of the Company’s directors upon conversion of the Series A Preferred Stock and the exercise of the Warrants to purchase Warrant Shares at less than market value under Nasdaq Listing Rule 5635(c) (the “Nasdaq Stock Issuance Proposal” or “Proposal No. 1”);

2.
To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 (which will result in an increase in the total number of authorized shares of our capital stock from 205,000,000 to 405,000,000) (in each case, not taking into account the reverse stock split described in Proposal No. 3) in order to provide a sufficient number of authorized shares to issue the Common Stock issuable upon the conversion of the Series A Preferred Stock (the “Authorized Shares Increase Proposal” or “Proposal No. 2”);

3.
To approve an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock, at a ratio ranging from any whole number between 1-for-15 and 1-for-40, as determined by our Board in its discretion, to allow the Company to regain compliance with Nasdaq listing requirements for the bid price of the Common Stock, to be effected in the sole discretion of the Board at any time within one year of the date of the Special Meeting without further approval or authorization from the Company’s stockholders (the “Reverse Stock Split Proposal” or “Proposal No. 3”);

4.
To approve one or more adjournments of the Special Meeting, if necessary, in the reasonable discretion of the Board, the Chairman of the Board, the President or the Corporate Secretary of the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal Nos. 1, 2, or 3 (the “Adjournment Proposal” or “Proposal No. 4”); and

	5.	To transact any other business as may properly come before the Special Meeting, or any adjournment or postponement of the meeting.

This Proxy Statement contains important information about the Special Meeting and the items of business to be transacted at the Special Meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the Special Meeting?	Stockholders as of the Record Date are entitled to attend and to vote at the Special Meeting.

How many shares are outstanding?
On the Record Date, 119,439,307 shares of Common Stock were issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item brought before the stockholders at the Special Meeting.

How many shares must be present or represented to conduct business at the Special Meeting (that is, what constitutes a quorum)?
The presence at the Special Meeting, in person or represented by proxy, of the holders of at least a majority of the voting power of our capital stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, then no business shall be conducted and the chairperson of the Special Meeting may adjourn the Special Meeting until a later time.

How does our Board recommend that stockholders vote on the proposals?	Our Board recommends:
	•	FOR the approval of the Nasdaq Stock Issuance Proposal

	•	FOR the approval of the Authorized Shares Increase Proposal

	•	FOR the approval of the Reverse Stock Split Proposal

	•	FOR the approval of the Adjournment Proposal

What happens if additional matters are presented at the Special Meeting?
The only items of business that our Board intends to present at the Special Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Special Meeting. However, if any other matter or matters are properly brought before the Special Meeting, the person(s) named as your proxyholder(s) or you, if you are attending the Special Meeting, will have the discretion to vote your shares on such matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the Special Meeting?
You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending our proxy materials directly to you. As the stockholder of record, you have the right to vote at the Special Meeting or direct a proxyholder to vote your shares on your behalf at the Special Meeting by following the procedures for voting over the Internet or by telephone or by signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of those shares and they are considered to be held in street name for your account. Proxy materials are made available to you together with a voting instruction card by delivery to your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee to vote your shares as you instruct with your voting instruction card. The bank, broker or other nominee will vote your shares at the Special Meeting as you have instructed on your voting instruction card.

How can I vote my shares without attending the Special Meeting?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Special Meeting by voting on the Internet, by phone or by proxy card. If you provide specific instructions with regard to items of business to be voted on at the Special Meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card with no further instructions, or if you submit your proxy by telephone or internet, but do not direct your vote on particular items, your shares will be voted in accordance with the Board’s recommendation on those items. If you hold your shares in street name as a beneficial owner, you may generally vote on the Internet, by phone or by submitting a voting instruction card to your bank, broker or other nominee. Please follow the voting instructions provided by your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will only be able to vote your shares with respect to the routine matters of Proposal Nos. 3 and 4 (the Reverse Stock Split Proposal and the Adjournment Proposal). Please see “What is a broker non-vote?” below.

How can I attend the Special Meeting virtually?
We will be hosting the Special Meeting via live audio webcast only. Both stockholders of record and street name stockholders will be able to attend the Special Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Special Meeting by visiting www.virtualshareholdermeeting.com/ARAY2026SM. Attending the Special Meeting via this webcast is the same as attending in person under applicable law.

The Special Meeting live audio webcast will start at 11:00 a.m. Central Time on Tuesday, October 6, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Central Time, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included on your proxy card if you are a stockholder of record of shares of Common Stock, or included with your voting instructions received from your broker, bank or other organization if you hold your shares of Common Stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/ARAY2026SM.

Even if you plan to attend the Special Meeting, we recommend that you also vote by Internet, by telephone, or by signing and dating the proxy card or voting instruction card and returning it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Special Meeting.

What if I have technical difficulties during the check-in time or during the Special Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Please be sure to check in by 10:45 am Central Time on Tuesday,

October 6, 2026, the day of the Special Meeting, so that any technical difficulties may be addressed before the Special Meeting live audio webcast begins.

Can I submit questions in advance or during the Special Meeting?
Stockholders may also submit questions in advance of the Special Meeting by emailing their questions, along with proof of ownership, to investor.relations@accuray.com.

Alternatively, stockholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field and clicking submit.

To allow us to answer questions from as many stockholders as possible, we request that each stockholder limit submissions to a total of no more than two questions or comments and provide their name, affiliation and contact details when submitting a question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. We will answer questions that comply with the meeting rules of conduct during the Special Meeting, subject to time constraints. Questions relevant to meeting matters, including those that we do not have time to answer during the meeting, will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by (i) submitting a new proxy bearing a later date (including voting again by internet or telephone) in accordance with the instructions on the notice or proxy card, which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary at our principal executive offices prior to the Special Meeting, or (iii) attending the Special Meeting and voting at the Special Meeting. However, attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may generally change your vote by voting again by Internet or phone or by submitting a new, later-dated voting instruction card to your bank, broker or other nominee. However, you should contact your bank, broker or other nominee for specific instructions.

What is a “broker non-vote”?
Brokers that hold shares in street name for the benefit of their clients, banks, brokers and other nominees have the discretion to vote such shares on routine matters only. At the Special Meeting, Proposal Nos. 3 and 4 – the Reverse Stock Split Proposal and the Adjournment Proposal – are considered routine matters. Therefore, if you do not otherwise instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may vote your shares on these matters only. Your bank, broker or other nominee will not be able to vote your shares for Proposal Nos. 1 and 2 (the Nasdaq Stock Issuance Proposal and the Authorized Shares Increase Proposal) or any other matters properly brought before the Special Meeting without your specific instruction because these are not considered routine matters. A “broker non-vote” occurs when a broker or other nominee does not receive timely instructions from the beneficial owner and therefore cannot vote such shares on the matter.

How are “broker non-votes” counted?
Broker non-votes will be counted as present at the Special Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be considered to be present and entitled to vote or votes cast for purposes of tabulating the voting results for any non-routine matter. Accordingly, broker non-votes, if any, will have no effect on the outcome of the votes at the Special Meeting.

What happens if the Special Meeting is adjourned?
If our Special Meeting is adjourned until another time and information about the time and location that the meeting will be continued is announced at the time of adjournment, no additional notice will be provided, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting. Any items of business that might have been properly transacted at the Special Meeting may be transacted after any adjournment.

Who will serve as inspector of elections?	A representative of Broadridge will tabulate the votes and act as Inspector of Elections at the Special Meeting.

What should I do in the event that I receive more than one set of proxy materials?
You may receive more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card from each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please vote over the Internet, by telephone, or by signing, dating and returning each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

We have adopted a procedure called “householding,” which the SEC has approved, where we deliver a single set of the proxy materials to multiple stockholders who share the same address. Please see “Stockholders Sharing the Same Address” for further information regarding householding.

Who is soliciting my vote and who will bear the costs of this solicitation?
The proxy is being solicited on behalf of our Board. We will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to banks, brokers and other nominees holding beneficially owned shares of Common Stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokers and other nominees for the costs of forwarding the proxy materials.

If any stockholders need assistance voting their shares, please contact MacKenzie Partners, Inc. at (212) 929-5500, 800-322-2885 (Toll Free) or via email at proxy@mackenziepartners.com.

What happens if the Special Meeting is adjourned or postponed?	Your proxy may be voted at any adjourned or postponed meeting. You will still be able to change your proxy until the polls close.

Where can I find the voting results of the Special Meeting?
We intend to announce preliminary voting results at the Special Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Special Meeting.

What is the deadline for submitting proposals for consideration at the 2026 Annual Meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to “Stockholder Proposals” and “Recommendations and Nominations of Director Candidates” below.

DISCUSSION OF THE FINANCING TRANSACTION
Introduction
We have called this Special Meeting of Stockholders to ask our stockholders to support proposals that are critical to fully execute the intent and expected benefits of our recently announced financing transaction (the “Financing Transaction”).
The Board believes the Financing Transaction represents an important step in supporting our financial and strategic objectives and creating long-term stockholder value. After careful consideration, the Board unanimously determined that the Financing Transaction and the proposals described in this Proxy Statement are advisable and in the best interests of the Company and our stockholders. Accordingly, the Board unanimously recommends that our stockholders vote FOR each proposal presented at the Special Meeting.
Background
In June 2025, we entered into the Financing Agreement with TCW and certain affiliated lenders. The Financing Agreement, which contained certain financial and other covenants, provided us with capital to support our operations and strategic initiatives and established our primary debt financing structure with TCW. To date, we and the lenders have entered into various amendments to the Financing Agreement to provide operational flexibility, including financial covenant relief, and to provide for additional loans under the facility as our business and financing needs evolved.
In early 2026, management and the Board began discussions with TCW regarding our liquidity position, financial covenants, capital structure and ability to execute our publicly announced transformation plan. While our transformation initiatives were generating operating improvements, the Board recognized that our existing debt obligations, particularly compliance with financial covenants, liquidity profile and other requirements, limited our financial flexibility and created challenges to fully executing our business plans and strategy.
In addition to discussions with TCW, the Board, together with management and its advisors, evaluated a range of financing alternatives. The Board considered our current business performance, operating and strategic plans, liquidity requirements, existing obligations under the Financing Agreement and prevailing market conditions. The Board further considered our ability to maintain compliance with our covenants under the Financing Agreement and the risk that failure to comply with such covenants would result in a default that could materially and adversely affect our ability to execute on our business strategies. In the event of such a default, the obligations outstanding under the Financing Agreement could be accelerated, in which case such obligations would become immediately due and payable. Moreover, because substantially all of our assets are pledged as collateral under the Financing Agreement, such assets would have been subject to foreclosure following a default under the Financing Agreement. Taking these factors into account, the Board concluded that a comprehensive recapitalization transaction represented the most effective path to strengthen our balance sheet, improve liquidity, ensure that we could continue as a going concern, execute on our long-term strategic plan, and support long-term value creation for our stockholders.
The Board formed a special committee comprised solely of independent and disinterested directors to review, evaluate and negotiate a potential transaction with TCW and the lenders party to the Financing Agreement. The special committee, together with its advisors, engaged in extensive negotiations regarding the economic, governance and structural terms of the proposed transaction.
In approving the Financing Transaction, the Board carefully considered both the benefits and potential drawbacks of the proposed financing. In particular, the Board considered the immediate benefits to us and our stockholders of the Cash Investment upon signing of the Purchase Agreement, and the effectiveness of the amendment to the Financing Agreement to provide (1) financial covenant relief for historical and future periods to prevent near-term defaults under the Financing Agreement and give us time to execute on our operational and strategic plans and (2) the potential availability of additional term loans (subject to satisfaction of certain conditions) that would provide us with additional operating capital. The Board also considered, if stockholder approval of the Financing Transaction is obtained, the longer-term benefits of reducing our indebtedness, which would provide valuable financial flexibility, as well as the cancellation of certain existing warrants, which would decrease future potential dilution. The Board further considered the dilutive impact of the Series A Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) and the Warrants issued upon execution of the amendment to the Financing Agreement, and the governance rights granted to the Investors. After weighing these considerations, the Board determined that the Financing Transaction was advisable and in the best interests of the Company and our stockholders.
Overview of the Financing Transaction
The Financing Transaction has several key components:
•
Deleveraging. If stockholder approval of the Financing Transaction is obtained, the Investors have agreed to exchange $40.0 million in aggregate principal amount of existing indebtedness for shares of Series A Preferred Stock having an equivalent aggregate liquidation preference of $40.0 million.

•
Equity Investment. The Investors invested $15.0 million in cash upon execution of the Purchase Agreement, which will be exchanged for additional shares of Series A Preferred Stock concurrently with the debt exchange if stockholder approval of the Financing Transaction is obtained.

•
Additional Liquidity. In addition to the $15.0 million Cash Investment, the Investors also agreed to make available to us, subject to certain conditions, a delayed draw term loan of up to $5.0 million in aggregate principal amount.

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Covenant Relief. Compliance with certain financial covenants in the Financing Agreement was waived through December 31, 2027, with the first covenant testing date as of March 31, 2028, and the minimum liquidity covenant was modified to provide additional operational flexibility.

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Governance. The size of the Board was reduced from eight to seven directors, with TCW having the right to designate up to two of the seven directors. TCW’s two designated directors are current members of the Board but did not serve on the Board’s special committee formed to review, evaluate, and negotiate the Financing Transaction. A new independent director is expected to be added in connection with the Financing Transaction.

•	Reverse Stock Split. We will implement a reverse stock split applicable to our Common Stock at an anticipated ratio between 1-for-15 and 1-for-40.
The Board considered the overall Financing Transaction as a whole and believes that the Financing Transaction represents a critical component of our broader plan to drive long-term value creation through four coordinated priorities: (i) strengthening our financial position and liquidity profile; (ii) establishing strategic partnerships intended to accelerate innovation and improve operational performance; (iii) advancing and expanding the deployment of differentiated internally developed technologies; and (iv) executing Phase II of our transformation plan, which is focused on strengthening our competitive position through differentiated innovation, expanded market opportunities and continued operational improvement.
By increasing liquidity, reducing indebtedness and providing greater financial flexibility, the Financing Transaction is intended to support these strategic priorities and better position us to execute our strategic plan and create sustainable long-term value for our stockholders.
If our stockholders do not approve the Financing Transaction, including the issuance of the Series A Preferred Stock and the shares of Common Stock issuable upon conversion thereof, the $15.0 million Cash Investment will become an Obligation (as defined in the Financing Agreement) under the Financing Agreement, and we will be required to pay an additional $15.0 million fee to the parties to the Financing Agreement, which will be treated as an Obligation under the Financing Agreement. In addition, the $40.0 million debt exchange would not occur, and such indebtedness would remain outstanding under the Financing Agreement. Further, the warrants proposed to be cancelled will remain outstanding and could cause additional dilution to our stockholders. We believe this outcome will undermine many of the benefits of the Financing Transaction as contemplated.
Purchase Agreement
On July 29, 2026, we entered into the Purchase Agreement with the Investors, pursuant to which we agreed to sell, and the Investors agreed to purchase, an aggregate of 55,000 shares of our Series A Preferred Stock, for an aggregate purchase price of $55.0 million, or $1,000 per share. The aggregate purchase price is payable in the form of (i) $15.0 million in cash (the “Cash Investment”), which amount was paid on the date we entered into the

Purchase Agreement and will be used to purchase 15,000 shares of Series A Preferred Stock in the Issuance, and (ii) the conversion of $40.0 million of existing indebtedness held by the Investors under the Financing Agreement at the closing of the Issuance, with such existing indebtedness to be cancelled and extinguished in exchange for the 40,000 shares of Series A Preferred Stock in the Issuance.
In connection with entering into the Purchase Agreement, we also entered into Amendment No. 3 to the Financing Agreement (the “Third Amendment”), pursuant to which we issued warrants (the “Warrants”) to certain lenders under our Financing Agreement to purchase up to an aggregate of approximately 15.3 million shares of Common Stock at an exercise price of $0.01 per share. The Warrants are exercisable in cash or by means of a cashless exercise. They will expire on July 29, 2033, the seventh anniversary of their date of issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant are subject to customary anti-dilution adjustments in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock.
The net proceeds from the Cash Investment are expected to provide critical capital to support our transformation initiatives, working capital needs and general corporate purposes, as well as the payment of transaction costs and fees.
Pursuant to the Purchase Agreement, we and the Investors agreed that, effective as of, and contingent upon the closing of the Issuance, outstanding warrants to purchase an aggregate of approximately 27.6 million shares of Common Stock, consisting of (i) warrants exercisable for an aggregate of approximately 17.2 million shares of Common Stock at $1.68 per share on and after December 7, 2025 until June 6, 2032 (the “June 2025 Premium Warrants”), (ii) warrants exercisable for an aggregate of approximately 6.1 million shares of Common Stock at $1.50 per share on and after June 16, 2026 until December 15, 2032 (the “December 2025 Super Premium Warrants”), and (iii) warrants exercisable for an aggregate of approximately 4.3 million shares of Common Stock at $1.25 per share on and after June 16, 2026 until December 15, 2032 (the “December 2025 Premium Warrants,” and together with the June 2025 Premium Warrants and December 2025 Super Premium Warrants, the “Cancelled Warrants”), will automatically be cancelled and extinguished, with no further rights to the Cancelled Warrants remaining thereafter.
The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. Pursuant to the Purchase Agreement, we have agreed to certain restrictions on the issuance and sale of our securities for a period beginning on the date of the Purchase Agreement until the earlier of (i) the one hundred eightieth (180th) day following the date of closing of the Issuance (the “Closing Date”), and (ii) the sixtieth (60th) day following the date the resale registration statement for the shares issuable upon conversion of the Series A Preferred Stock becomes effective, subject to certain exceptions.
The shares of Series A Preferred Stock, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Warrants, and the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the “Securities”) issued or issuable pursuant to the Purchase Agreement and the Third Amendment have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied and will rely on this exemption from registration based in part on representations made by the Investors. The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The foregoing descriptions of the Purchase Agreement and the Warrants are not complete and are qualified in their entirety by reference to the forms of Purchase Agreement and Warrant, which are filed as exhibits to a Current Report on Form 8-K filed on July 29, 2026 (the “Form 8-K”), and incorporated herein by reference.
Designation of Series A Preferred Stock
The terms of the Series A Preferred Stock are as set forth in the form of Certificate of Designations, attached as an exhibit to the Purchase Agreement filed as Exhibit 10.1 to the Form 8-K, which will be submitted, subject to approval of this Nasdaq Stock Issuance Proposal, for filing with the Secretary of State of the State of Delaware prior to the closing of the transactions contemplated by the Purchase Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations. The

Certificate of Designations will establish the designations, powers, preferences, and rights of the shares of the Series A Preferred Stock and the qualifications, limitations or restrictions thereof. The Certificate of Designations will become effective upon filing. The Series A Preferred Stock will rank senior to the Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Dividends will accrue on the Series A Preferred Stock at a rate of 8% per annum (the “Accruing Dividends”). The Accruing Dividends will be payable quarterly in arrears for the previous calendar quarter and will, at the election of the Board, either (i) be paid in cash out of funds or property legally available therefor under applicable law and contractual restrictions, or (ii) accrue and compound, in an amount equal to 8% per annum multiplied by the then-current Stated Value (as defined in the Certificate of Designations). The Series A Preferred Stock will have a liquidation preference equal to the greater of (x) $1,000 per share plus any unpaid Accruing Dividends accrued up to and including the date of such liquidation and (y) the amount such holder would have received in respect of such share had it been converted into Common Stock immediately prior to such liquidation event.
Conversion Rights
The Series A Preferred Stock will be convertible at the option of the holders thereof at any time into shares of Common Stock at an initial conversion rate of 2,000 shares of Common Stock per $1,000 of stated value (equivalent to an initial conversion price of approximately $0.50 per share, subject to adjustment for any stock dividend, stock split (including the Reverse Stock Split), stock combination, reclassification or other similar transaction occurring between the date of the Purchase Agreement and the closing of the Issuance).
Voting & Consent Rights
Except as required by applicable law or otherwise set forth in the Certificate of Designations, holders of the Series A Preferred Stock will not be entitled to vote.
Until all of the Series A Preferred Stock has been converted, repurchased or otherwise satisfied in accordance with its terms, we will be required to obtain the prior written consent of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock (the “Required Holders”) before we or any of our subsidiaries may take certain actions, including issuing capital stock that ranks pari passu with or senior to the Series A Preferred Stock and taking certain actions with respect to the size of the Board and the composition of its committees. In addition, the affirmative vote or written consent of the Required Holders, voting together as a single class, will be required before we may take certain actions affecting the Series A Preferred Stock, including but not limited to amending our certificate of incorporation or the Certificate of Designations in a manner that would adversely affect the Series A Preferred Stock and changing the authorized number of shares of Series A Preferred Stock.
Governance Rights
Pursuant to the Purchase Agreement, we decreased the size of our Board to seven members, and concurrently with the execution of the Purchase Agreement, Beverly Huss and Anne Le Grand stepped down from our Board. Under the terms of the Purchase Agreement, following the closing of the Issuance, TCW shall have the right to designate up to two members of the Board (the “Preferred Directors”). For the avoidance of doubt, TCW’s right to designate two members of the Board under the Purchase Agreement is inclusive of the individual TCW is entitled to designate pursuant to the Governance Agreement, dated June 6, 2025, between TCW and the Company, currently Steven F. Mayer (the “Governance Agreement”). TCW has initially designated Chan W. Galbato and Steven F. Mayer, both of whom are currently serving as members of the Board, to serve as the Preferred Directors. In addition, pursuant to the Purchase Agreement, the Company will elect a new, independent director within 120 days of the Closing Date. For so long as TCW is entitled to designate at least one Preferred Director, (i) each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board shall include at least one Preferred Director (subject to applicable independence requirements and applicable law), and (ii) we shall not establish any executive committee, finance committee or other committee of the Board with material authority over any of the matters that require the approval of the holders of the Series A Preferred Stock under the Certificate of Designations unless a Preferred Director is a member of such committee (subject to certain exceptions).
Registration Rights
Pursuant to the terms of the Purchase Agreement, in connection with the Issuance, we have agreed to provide to the Investors certain customary registration rights with respect to shares of the Common Stock issued in connection with any conversion of the Series A Preferred Stock or upon exercise of the Warrants, including an agreement by us to file resale registration statements for such shares of Common Stock. In addition, we have agreed to customary indemnification provisions relating to indemnification for any material misstatements or omissions by us in connection with the registration of the Investors’ Common Stock.
Amendment to Financing Agreement
On July 29, 2026, we entered into the Third Amendment in respect of our Financing Agreement, dated as of June 6, 2025 (as amended by the Third Amendment, and as further amended, amended and restated, supplemented, revised, or otherwise modified from time to time, the “Financing Agreement”), by and among us, the guarantors party thereto, TCW, as administrative agent and collateral agent, and the other parties signatory thereto. The Third Amendment amended the Financing Agreement to, among other things, (i) provide a covenant holiday through December 31, 2027 with respect to our compliance with the Total Leverage Ratio and Fixed Charge Coverage Ratio (each as defined in the Financing Agreement) financial covenants, (ii) modify the terms of the minimum liquidity requirement, (iii) increase certain fees applicable to prepayments, (iv) provide that if the Purchase Agreement is terminated, the Cash Investment is deemed to be a secured obligation under the Financing Agreement and subject to repayment, together with a $15.0 million fee, upon repayment or satisfaction of the obligations (or earlier acceleration thereof), (v) provide for an additional $5.0 million in aggregate principal amount of Delayed Draw Term Loans (as defined in the Financing Agreement), subject to satisfaction of certain borrowing conditions, and (vi) convert the revolving loan facility under the Financing Agreement into an asset-based revolver with related changes to the borrowing conditions and covenants. In addition, pursuant to the Third Amendment, we agreed to pay certain amendment fees totaling $250,000.
Additional Information
This summary of the Financing Transaction is intended to provide you with basic information concerning the Financing Transaction. However, it is not a substitute for reviewing our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (as amended), our quarterly reports and our current reports. Aspects of the Financing Transaction involve risks and uncertainties, including those described or otherwise referred to in the section of this Proxy Statement entitled “Cautionary Note Regarding Forward-Looking Statements.”
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Interests of Directors and Executive Officers
Pursuant to the Purchase Agreement, we decreased the size of our Board to seven members. Under the terms of the Purchase Agreement, TCW has the right to designate up to two Preferred Directors. For the avoidance of doubt, TCW’s right to designate two members of the Board under the Purchase Agreement is inclusive of the individual TCW is entitled to designate pursuant to the Governance Agreement, dated June 6, 2025, between TCW and the Company, currently Steven F. Mayer. TCW has initially designated Chan W. Galbato and Steven F. Mayer, both of whom are currently serving as members of the Board, to serve as the Preferred Directors.
Mr. Mayer serves as Chairman of the Operations Advisory Council and as a Senior Advisor to the private credit group of TCW, which is an affiliate of the lead Investor in the Purchase Agreement. As a result of his relationship with TCW, Mr. Mayer may be deemed to have an interest in the Nasdaq Stock Issuance Proposal that is different from, or in addition to, the interests of our other stockholders, as further described under the below section “Nasdaq Listing Rule 5635(c).”
Mr. Galbato serves on a corporate advisory board at TCW and as an advisor to certain companies at the request of TCW. In connection with these roles, Mr. Galbato receives consulting compensation on average less than $12,000 per month.
Except as discussed above, none of our directors or executive officers have a substantial interest, direct or indirect, in the matters set forth herein.
Certain Risks and Considerations
Stockholders should evaluate the below risks and considerations, as well as the risks and considerations elsewhere in this proxy statement and in the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K that we have filed with the SEC, which are incorporated herein by reference, before voting on the Proposals.

If our stockholders approve the Issuance and the Authorized Shares Increase Proposal, our stockholders will experience substantial dilution as a result of any conversion of the Series A Preferred Stock or the exercise of the Warrants, and Nasdaq has used its discretionary authority to delist securities of companies that have engaged in largely dilutive transactions.
As of the Record Date, we had 119,439,307 shares of Common Stock issued and outstanding and 75,660,837 shares of Common Stock reserved for future issuance, consisting of (i) 52,516,538 shares reserved for issuance in connection with warrants (including 15,253,473 shares issuable upon exercise of the Warrants), (ii) 21,546,577 shares reserved for issuance in connection with restricted stock units, stock options and performance units under the compensation plans of the Company, and (iii) 1,597,723 shares reserved for issuance under the Company’s Employee Stock Purchase Plan. In addition, (i) the Purchase Agreement obligates us to reserve and keep available at least 100% of the maximum number of shares of Common Stock issuable upon conversion of all the Series A Preferred Stock then outstanding, which is currently 110,000,000 shares (which will be adjusted if the Reverse Stock Split is effected); and (ii) the Certificate of Designations obligates us to reserve and keep available a number of shares of Common Stock equal to 100% of the number of shares of Common Stock necessary to effect the conversion of the Series A Preferred Stock at the then applicable conversion rate. This will increase the number of shares issued and outstanding as of the Record Date by 92%, which will result in significant dilution of stockholders’ ownership and voting interests in the Company. As a result, the passage of the Nasdaq Stock Issuance Proposal and Authorized Shares Increase Proposal will likely result in a decrease in your proportionate ownership and voting power.
In addition, under Nasdaq Listing Rule 5101, Nasdaq has broad discretionary authority to delist securities out of public interest concerns even if a company otherwise meets all enumerated criteria for continued listing and has received stockholder approval as required by its organizational documents and Nasdaq Listing Rules. Nasdaq has exercised such authority in the past to make delisting determinations with respect to listed companies due to concerns relating to substantial stockholder dilution, including significant increases in authorized shares without a corresponding immediate use for a significant portion of such shares and reverse stock splits that do not include a corresponding decrease to authorized shares.
Even if stockholders approve the Nasdaq Stock Issuance Proposal, the Authorized Shares Increase Proposal and the Reverse Stock Split Proposal, we cannot assure you that Nasdaq will not exercise its discretionary authority to make a delisting determination with respect to our Common Stock or that we will be successful in challenging any such determination. If our Common Stock is delisted, it will adversely affect the value and liquidity of the Common Stock and could also affect our ability to raise additional financing through a public or private sale of equity securities in the future.
TCW and its affiliates will have significant influence over us following the conversion of the Series A Preferred Stock and the exercise of the Warrants, if any, and their interests may conflict with those of our other stockholders in the future.
TCW and its affiliates currently have the largest ownership position in the Company, which position will increase upon any conversion of the Series A Preferred Stock and any exercise of the Warrants. So long as they hold a significant amount of our voting power, TCW and its affiliates will have significant influence over the outcome of all matters requiring stockholder approval, including the election and removal of our directors, and thereby over our corporate and management policies. In addition, TCW and its affiliates may vote their shares in a manner that, in their judgment, could enhance their investment, but which may conflict with our interests or those of our other stockholders. This concentration of ownership may also delay or deter possible changes in control of the Company or deprive our other stockholders of an opportunity to receive a premium for their shares of Common Stock as part of a sale of the Company, which may ultimately affect the market price of our Common Stock. Further, under the terms of the Purchase Agreement, TCW has the right to designate up to two Preferred Directors as members of the Board. TCW has initially designated Chan W. Galbato and Steven F. Mayer, both of whom are currently serving as members of the Board, to serve as the Preferred Directors. As a result, TCW may exercise significant influence over the composition of our Board and may have the ability to influence the outcome of certain matters affecting our governance and capitalization.

PROPOSAL NO. 1 – NASDAQ STOCK ISSUANCE PROPOSAL
Overview
We are asking our stockholders to consider and vote upon a proposal that provides for the potential issuance of a number of shares of our Common Stock in excess of 19.99% of our outstanding shares of Common Stock upon the conversion of the Series A Preferred Stock that will be issued in connection with the closing of the transactions contemplated by the Purchase Agreement, and the exercise of the Warrants to purchase Warrant Shares at potentially less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b), pursuant to the terms of the Certificate of Designations. In addition, the issuance of stock to affiliates of TCW may be deemed to be compensation to one of our directors under Nasdaq Listing Rule 5635(c) and accordingly, we are seeking approval for such compensation.
Further, as described under the caption “Discussion of the Financing Transaction”, in connection with entering into the Purchase Agreement and the amendment to the Financing Agreement described above, we issued to the Investors the Warrants to purchase up to an aggregate of approximately 15.3 million shares of Common Stock, at an exercise price of $0.01 per share of Common Stock. The Warrants are exercisable for a period of 7 years after the date of issuance.
Why We Need Stockholder Approval
Our Common Stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of Common Stock upon conversion of the Series A Preferred Stock, and the Nasdaq Stock Issuance Proposal.
Nasdaq Listing Rule 5635(b)
Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes, is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. The Investors have agreed to purchase 55,000 shares of Series A Preferred Stock pursuant to the Purchase Agreement, and the Warrants to purchase approximately 15.3 million Warrant Shares were issued concurrently with the execution of the Third Amendment. The Warrants are currently exercisable. As described above, upon stockholder approval, each share of Series A Preferred Stock will become convertible at an initial conversion rate of 2,000 shares of Common Stock per $1,000 of stated value (equivalent to an initial conversion price of approximately $0.50 per share), at the option of the holders thereof at any time. As a result, the issuance of shares of Common Stock upon the conversion of the shares of Series A Preferred Stock issued to the Investors combined with the issuance of the Warrants may result in the issuance to TCW and its affiliates of shares of Common Stock in excess of 19.99% of the issued and outstanding Common Stock as of the date of the Purchase Agreement.
Nasdaq Listing Rule 5635(c)
Pursuant to Nasdaq Listing Rule 5635(c), stockholder approval is required prior to the issuance of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by a listed company of equity compensation. For this purpose, “equity compensation” includes Common Stock (and/or securities convertible into or exercisable for Common Stock) issued to our officers, directors, employees or consultants at a discount to the market value of the Common Stock, and “market value” is the closing bid price immediately preceding the time that the listed company enters into a binding agreement with such officer, director, employee or consultant to issue the equity compensation.
The closing price of our Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement was $0.2434 per share. The conversion price per share of Series A Preferred Stock upon issuance is expected to be $0.50 and the exercise price for the Warrants upon issuance was $0.01 per share of Common Stock underlying the Warrants. Nasdaq attributes a value of $0.125 to each warrant plus any amount that a warrant is currently in the money or could be in the money due to adjustments.

Mr. Mayer serves as Chairman of the Operations Advisory Council and Senior Advisor to the private credit group of TCW. Since Mr. Mayer also serves on our Board, the issuance to affiliates of TCW of Common Stock upon conversion of the Series A Preferred Stock and upon exercise of the Warrants may be deemed to constitute “equity compensation” under Nasdaq Listing Rule 5635(c). Accordingly, we are seeking stockholder approval of the issuance to affiliates of TCW of Common Stock upon conversion of the Series A Preferred Stock and upon the exercise of the Warrants in order to ensure compliance with Nasdaq Listing Rule 5635(c).
Nasdaq Listing Rule 5635(d)(2)
Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). On July 28, 2026, the last trading date prior to the signing of the Purchase Agreement, the closing price of our Common Stock was $0.2434 and the average closing price of our Common Stock for the five trading days immediately preceding July 29, 2026 was $0.2373.
However, Nasdaq attributes a value of $0.125 to each warrant plus any amount that a warrant is currently in the money or could be in the money due to adjustments. Therefore, in order for the Issuance to be conducted at or above the Minimum Price, each Investor would be required to pay $0.125 per Warrant, which amount the Investors were not required to pay pursuant to the terms of the Warrants. Accordingly, the conversion of the Series A Preferred Stock and the exercise of the Warrants may result in the issuance of Common Stock in excess of 19.99% of our outstanding shares of Common Stock at less than the Minimum Price. We are therefore seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d)(2) prior to the issuance of the Series A Preferred Stock. The requirement to obtain such stockholder approval prior to issuance is set forth in the Purchase Agreement.
Potential Effects of Approval of this Proposal
If the Nasdaq Stock Issuance Proposal is approved, the issuance of shares of our Common Stock upon conversion of Series A Preferred Stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. For example, the Purchase Agreement and the Certificate of Designations provide that immediately upon the issuance of any Series A Preferred Stock, the holders have the option to immediately convert each share of Series A Preferred Stock into 2,000 shares of Common Stock, based on a conversion ratio equal to the original per share purchase price of the Series A Preferred Stock, divided by the conversion price of $0.50 per share (subject to adjustment for the Reverse Stock Split), subject to the terms and limitations contained in the Certificate of Designations, resulting in the issuance of 110,000,000 shares of Common Stock, which would increase our Common Stock outstanding as of August 21, 2026 from 119,439,307 shares to 229,439,307 shares (an increase of 92%). Furthermore, the exercise of all of the Warrants would result in the issuance of 15,253,473 shares of Common Stock, which would increase our Common Stock outstanding as of August 21, 2026 from 119,439,307 shares to 134,692,780 shares (an increase of 13%). Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of Series A Preferred Stock or the exercise of the Warrants in order to maintain their proportionate ownership of the Common Stock. Such issuance could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, upon conversion of the Series A Preferred Stock or the exercise of the Warrants, there would be a greater number of shares of our Common Stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Common Stock.
Potential Effects of Non-Approval of this Proposal
If the Nasdaq Stock Issuance Proposal is not approved by our stockholders at the Special Meeting, the Series A Preferred Stock will not be issued, and the Purchase Agreement may be terminated. If the Purchase Agreement is terminated for failure to obtain stockholder approval, (i) the Cash Investment will automatically be deemed to be an Obligation (as defined in the Financing Agreement) under the Financing Agreement, and (ii) we will be required to pay a fee in an amount equal to $15.0 million to TCW, as administrative agent under the Financing Agreement, to be allocated among the Investors in accordance with the amounts funded by such Investors. Such amount shall be fully earned, non-refundable, and due on such date of termination, and payable in full in cash on the earliest to occur of (A) the final maturity date under the Financing Agreement; (B) the date on which all Obligations (as defined in the Financing Agreement) that are then due and payable are indefeasibly paid in full, in cash; (C) the date on which all or any portion of the Obligations is accelerated; or (D) the date on which any of the Obligations is satisfied, released, paid, restructured, reorganized, replaced, reinstated, defeased or compromised, including through foreclosure (whether by judicial proceeding or otherwise), a deed in lieu of foreclosure, or a distribution of any kind made to TCW, as administrative agent under the Financing Agreement, or the lenders in full or partial satisfaction of the Obligations.
In addition, the $40.0 million debt exchange contemplated by the Purchase Agreement would not occur, and such indebtedness would remain outstanding under the Financing Agreement. The warrants proposed to be cancelled in connection with the Financing Transaction would also remain outstanding, resulting in additional potential dilution to our stockholders. Together with the $15.0 million termination fee described above, these consequences would undermine many of the anticipated benefits of the Financing Transaction.
Further Information
The terms of the Purchase Agreement and the Financing Transaction are only briefly summarized herein. For further information, please refer to the forms of the Purchase Agreement and the Warrants, which were filed with the SEC as exhibits to the Form 8-K and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.
Stockholders are urged to carefully read these documents.
Interests of Directors and Executive Officers
As described under the caption “Discussion of the Financing Transaction”, TCW has the right to designate two Preferred Directors as directors of the Board. Mr. Mayer and Mr. Galbato, both of whom currently serve on the Board, have been designated by TCW as the Preferred Directors and, therefore, have an interest in the matters discussed herein. In addition, Mr. Mayer and Mr. Galbato have professional relationships with TCW as described above in “Discussion of the Financing Transaction.”
Except as discussed above, none of our directors or executive officers have a substantial interest, direct or indirect, in the matters set forth herein.
How Votes are Counted
The Nasdaq Stock Issuance Proposal must be approved by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. For purposes of this proposal, abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NASDAQ STOCK ISSUANCE PROPOSAL.

PROPOSAL NO. 2 – AUTHORIZED SHARES INCREASE PROPOSAL
Overview
Our Board has unanimously approved, and recommends that our stockholders approve, an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 200,000,000 to 400,000,000. This will result in an increase in the total number of authorized shares of our capital stock from 205,000,000 to 405,000,000. If approved by our stockholders, the Authorized Shares Increase Proposal would be effected by the filing of a Certificate of Amendment to our Certificate of Incorporation (the “Authorized Shares Increase Amendment”) with the Secretary of State of the State of Delaware. The Authorized Shares Increase Amendment would not affect the number of authorized shares of preferred stock, which will remain the same at 5,000,000. The share numbers in this Authorized Shares Increase Proposal do not reflect the reverse stock split described in the Reverse Stock Split Proposal.
If our stockholders approve this Authorized Shares Increase Proposal, Article IV, Paragraph A of our Certificate of Incorporation will be revised to reflect the changes marked below (additions are reflected in underlined text; subtractions are reflected through a strike-through):
Article IV
A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is  ~~Two Hundred Five Million (205,000,000)~~   Four Hundred Five Million (405,000,000).  ~~Two Hundred Million (200,000,000)~~   Four Hundred Million (400,000,000) shares of which shall be Common Stock and Five Million (5,000,000) shares of which shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share.
The above does not take into account the Reverse Stock Split Proposal.
This proposal describes the material terms of the proposed amendment to our Certificate of Incorporation and is qualified in its entirety by reference to the complete text of the form of Authorized Shares Increase Amendment, which is included in paragraph 1 of the Certificate of Amendment set out in Appendix A to this proxy statement and incorporated herein by reference. You are strongly encouraged to read the actual text of the Authorized Shares Increase Amendment. The proposed Authorized Shares Increase Amendment is subject to revision for such changes as may be required by the Secretary of State of the State of Delaware.
Issued Common Stock and Available Reserves
Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of our Common Stock. As of the Record Date, we had 119,439,307 shares of Common Stock that were issued and outstanding, and 75,660,837 shares that were reserved for future issuance. Shares of Common Stock reserved for future issuance as of that date included:
•	52,516,538 reserved for issuance in connection with warrants (including 15,253,473 shares issuable upon exercise of the Warrants);
•	21,546,577 reserved for issuance in connection with restricted stock units, stock options and performance units under the compensation plans of the Company; and
•	1,597,723 reserved for issuance under the Company’s Employee Stock Purchase Plan.
As a result, as of such date, we had 4,899,855 shares of Common Stock, or 2.5 % of our total authorized shares, available for future issuance that were not reserved for other purposes.
In addition, (i) the Purchase Agreement obligates us to reserve and keep available at least 100% of the maximum number of shares of Common Stock issuable upon conversion of all the Series A Preferred Stock then outstanding, which is currently 110,000,000 shares (which will be adjusted if the Reverse Stock Split is effected); and (ii) the Certificate of Designations obligates us to reserve and keep available a number of shares of Common Stock equal to 100% of the number of shares of Common Stock necessary to effect the conversion of the Series A Preferred Stock at the then applicable conversion rate.

If the Reverse Stock Split described in Proposal No. 3 is approved, if and when the Reverse Stock Split is effected, and contemporaneously with such Reverse Stock Split, we will effect a corresponding decrease to the number of authorized shares of Common Stock (and, as a result, a reduction in the total authorized shares) as described in Proposal No. 3.
The increase in authorized shares is necessary to permit the Company to satisfy its obligations under the Purchase Agreement.
Reasons for Voting for the Proposal
We and our Board believe that it is advisable and in our and our stockholders’ best interests, and critical to our long-term success, to increase the number of authorized shares of our Common Stock. Our Board is recommending the increase in the number of authorized shares of our Common Stock because we lack sufficient shares to issue the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. If we do not have sufficient shares to issue the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Purchase Agreement may be terminated, and the Cash Investment of $15.0 million under the Purchase Agreement will be deemed earned and payable by us to the Investors (in their capacity as “Lenders”) under the Financing Agreement, allocated among the Investors in accordance with the amounts funded by such Investors. Such amount shall be fully earned, non-refundable, and due on such date of termination, and shall be satisfied in kind on such date by capitalizing such amount to the outstanding principal of the applicable term loan of each such Lender under the Financing Agreement. The Authorized Shares Increase Amendment accordingly reflects an aggregate increase of 200,000,000 shares of our authorized Common Stock in order to issue up to 110,000,000 shares upon conversion of the Series A Preferred Stock, and it is important that the Company have an appropriate number of authorized but unissued shares, including following any conversion of the Series A Preferred Stock and potential exercise of warrants for Common Stock. This will provide the Company with the flexibility to, among other things, undertake important strategic initiatives the Board may approve from time to time.
Potential Effects of the Authorized Shares Increase Amendment
The additional shares of Common Stock proposed to be authorized under the Authorized Shares Increase Proposal would have rights identical to our currently outstanding shares of Common Stock. Stockholders will have no subscription, preferential or preemptive rights with respect to additional shares of Common Stock proposed to be authorized for issuance, nor will they have cumulative voting rights. Accordingly, any future issuance of Common Stock may dilute such stockholders’ holdings of Common Stock as a percentage of shares outstanding to the extent stockholders do not otherwise maintain their percentage interest.
Effectiveness of the Authorized Shares Increase Amendment
If the proposed Authorized Shares Increase Amendment is approved and adopted by the stockholders at the Special Meeting, it will become effective upon the effectiveness of the Authorized Shares Increase Amendment with the Secretary of State of the State of Delaware. We expect to file the Authorized Shares Increase Amendment promptly following the conclusion of the Special Meeting.
However, if the Authorized Shares Increase Amendment and the Reverse Stock Split Proposal are both approved, following the Reverse Stock Split, we expect to have sufficient authorized shares of Common Stock for issuance upon conversion of the Series A Preferred Stock and therefore, we will not file the Authorized Shares Increase Amendment.
How Votes are Counted
The Authorized Shares Increase Proposal must be approved by the affirmative vote of a majority of the votes cast on the proposal, meaning the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARES INCREASE PROPOSAL.

PROPOSAL NO. 3 – REVERSE STOCK SPLIT PROPOSAL
Overview
Our Board has unanimously approved and recommends that our stockholders approve an amendment to our Certificate of Incorporation, to effect a reverse stock split with a ratio ranging from any whole number between 1-for-15 and 1-for-40 (the “Reverse Stock Split” and the “Reverse Stock Split Range”) with respect to the issued and outstanding Common Stock and a corresponding decrease to the authorized number of shares of Common Stock (and, as a result, a reduction in the total authorized shares). The specific ratio within the Reverse Stock Split Range, if any, will be determined by the Board in its discretion at any time within one year of the date of the Special Meeting. The Reverse Stock Split will also affect outstanding Series A Preferred Stock, stock options, restricted stock units, performance units and warrants, as described in “Effect on Preferred Stock, Equity Compensation Plans and Warrants” below.
Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split at any time within one year of the date of the Special Meeting with a ratio within the Reverse Stock Split Range. If approved by our stockholders, the Reverse Stock Split would be effected by the filing of a Certificate of Amendment to our Certificate of Incorporation as set forth in Appendix B (the “Reverse Stock Split Amendment”) with the Secretary of State of the State of Delaware, which Certificate of Amendment would also effect the changes contemplated by the Authorized Shares Increase Proposal by changing Paragraph A of Article IV of our Certificate of Incorporation to reflect a proportional decrease in the number of authorized shares of Common Stock which will decrease the total number of authorized shares of capital stock. The text of the proposed Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware. Stockholders are urged to carefully read Appendix B. Our Board will not be obligated to effect the Reverse Stock Split, and may, in its discretion, abandon the Reverse Stock Split at any time prior to the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.
The Reverse Stock Split is necessary to permit the Company to satisfy its obligations under the Purchase Agreement.
Reasons for Voting for the Reverse Stock Split
In approving the Reverse Stock Split, the Board evaluated a variety of factors, including those described below, and ultimately determined that the potential benefits outweighed any countervailing considerations. The Board has determined that it is advisable and in the best interests of the Company and its stockholders to reduce the number of shares of Common Stock outstanding with the primary intent of increasing the per share trading price of the Common Stock in order to meet the listing requirements of The Nasdaq Capital Market. The foregoing analysis does not give effect to the shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock, the Warrants or a future equity issuance.
In addition, the Board is recommending the Reverse Stock Split because it is a requirement of the Purchase Agreement. If the Reverse Stock Split is not approved, the Purchase Agreement may be terminated, and the Cash Investment of $15.0 million under the Purchase Agreement will be deemed earned and payable by us to the Investors (in their capacity as “Lenders”) under the Financing Agreement. Such amount will be fully earned, non-refundable, and due on such date of termination, and will be satisfied in kind on such date by capitalizing such amount to the outstanding principal of the applicable term loan of each such Lender under the Financing Agreement.
Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “ARAY.” The continued listing requirements of The Nasdaq Capital Market provide, among other things, that our Common Stock must maintain a closing bid price of at least $1.00 per share. On February 2, 2026, we received written notice from the Nasdaq Listing Qualifications Department, notifying us that, for the last 30 consecutive business days, the closing bid price for the Common Stock has been below the $1.00 per share minimum closing bid price requirement for continued listing on The Nasdaq Global Select Market (on which our Common Stock was then listed, although the same requirement applies to both Nasdaq markets), as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”).
Although the notice has no immediate effect on our Nasdaq listing and our Common Stock will continue to be listed and traded under the symbol “ARAY,” in accordance with Nasdaq Listing Rule 5810(c)(3)(A), we initially had a period of 180 calendar days, or until August 3, 2026 (the “First Compliance Date”), to regain compliance with the Bid Price Rule. On August 4, 2026, Nasdaq approved our application to list our Common Stock on The Nasdaq Capital Market beginning at the opening of business on August 6, 2026. On August 4, 2026, Nasdaq granted us an extension of this period to February 1, 2027 (the “Extended Compliance Date”). To regain compliance, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days during this extended period. If at any time before the Extended Compliance Date, the closing bid price of our Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days, subject to the discretion of the Nasdaq Listing Qualifications Department, Nasdaq will provide us with a written confirmation of compliance with the Bid Price Rule.
Our Board determined that the continued listing of our Common Stock on The Nasdaq Capital Market is beneficial for our stockholders. The delisting of our Common Stock from Nasdaq would likely have very serious consequences for us and our stockholders. If our Common Stock is delisted from The Nasdaq Capital Market, our Board believes that the liquidity of the trading market for our Common Stock could become even more limited, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock.
We have carefully considered alternatives to cure the deficiency to regain compliance and the Board determined that the Reverse Stock Split provided the optimal solution. The purpose of the Reverse Stock Split is to decrease the total number of shares of Common Stock outstanding and proportionately increase the market price of the Common Stock in order to potentially meet the Bid Price Rule for continued listing on The Nasdaq Capital Market. We expect the Reverse Stock Split to increase the per-share trading price of our Common Stock back above $1.00, and as a result, we also believe that the Reverse Stock Split may make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.
The Reverse Stock Split will also affect outstanding Series A Preferred Stock, stock options, restricted stock units, performance units, and warrants, as described in “Effect on Preferred Stock, Equity Compensation Plans and Warrants” below.
Board Discretion to Implement the Reverse Stock Split
Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our Common Stock. Our Board approved the Reverse Stock Split Proposal in order to help ensure that the share price of our Common Stock meets the continued listing requirements of The Nasdaq Capital Market. In addition, the Board may determine to effect the Reverse Stock Split even if the trading price of our Common Stock is at or above $1.00 per share.
Approval of the Reverse Stock Split Proposal will grant the Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split at any time within one year of the date of the Special Meeting, with the exact timing to be determined at the discretion of the Board. Even if our stockholders approve this Reverse Stock Split Proposal, our Board may determine in its discretion not to effect the Reverse Stock Split and to abandon the amendment to the Certificate of Incorporation to effect the Reverse Stock Split and corresponding decrease in authorized Common Stock (and, as a result, a reduction in the total authorized shares) prior to filing and effectiveness, subject to the requirement in the Purchase Agreement to effectuate a reverse stock split. The Board would carry out the Reverse Stock Split and corresponding decrease in authorized Common Stock (and, as a result, a reduction in the total authorized shares) only upon the Board’s determination that a reverse stock split would be in the best interests of our stockholders at that time.

Criteria to Be Used for Determining Whether to Implement the Reverse Stock Split
In determining whether to implement the Reverse Stock Split, the Board may consider, among other things, various factors, such as:
•
the historical trading price and trading volume of our Common Stock as well as the expected issue price of shares of Common Stock to be issued pursuant to the transactions contemplated by the Purchase Agreement;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our Common Stock and our ability to maintain continued listing on The Nasdaq Capital Market;
•	our capitalization (including the number of shares of Common Stock issued and outstanding);
•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split;
•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short and long-term; and
•	prevailing general market and economic conditions.
Certain Considerations and Risks Associated with the Reverse Stock Split
In evaluating the Reverse Stock Split, stockholders should evaluate the following considerations and risks before voting on this proposal:
We cannot assure you that the Reverse Stock Split will increase our stock price.
We expect that the Reverse Stock Split will increase the per share trading price of our Common Stock. However, the effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty and we also cannot assure you that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization prior to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our Common Stock. Additionally, the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors, or that any increase in our per-share stock price will succeed in attracting institutional investors or satisfying the investing guidelines of such investors.
Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.
Thus, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our Common Stock will increase following the Reverse Stock Split or that the per share trading price of our Common Stock will not decrease in the future.
The Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs.
The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split or any increase is not sustained. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.

Principal Effects of the Reverse Stock Split
General
After the effective time of the Reverse Stock Split, if implemented by the Board, each stockholder will own a reduced number of shares of Common Stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Common Stock at the Reverse Stock Split ratio, in tandem with a corresponding decrease to the number of authorized shares of Common Stock (and, as a result, a reduction in the total authorized shares).
The implementation of the Reverse Stock Split would not affect the actual or intrinsic value of our business or, except in each case as a result of the payment of cash in lieu of fractional share interests, a stockholder’s proportional ownership or other rights in the Company.
Effect on Status of Common Stock
In connection with the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number used to identify our Common Stock.
Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act and our Common Stock will continue to be listed on The Nasdaq Capital Market under the symbol “ARAY,” subject to compliance with the continued listing requirements of The Nasdaq Capital Market.
Effect on Authorized Shares
The Reverse Stock Split Amendment will not impact the number of Authorized Shares.
However, if the Authorized Shares Increase Amendment and the Reverse Stock Split Proposal are both approved, following the Reverse Stock Split, we expect to have sufficient authorized shares of Common Stock for issuance upon conversion of the Series A Preferred Stock and therefore, we will not file the Authorized Shares Increase Amendment.
No Effect on Par Value or Assessment
The Reverse Stock Split will not affect the par value of our Common Stock. All shares of Common Stock outstanding immediately following the effectiveness of the Reverse Stock Split will remain fully paid and non-assessable.
Reduction in Stated Capital
Although the Reverse Stock Split would not affect the par value of our Common Stock per share, the number of outstanding shares of our Common Stock would decrease in accordance with the Reverse Stock Split ratio, and as a result, upon the effective time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares. The additional paid-in capital account will be credited with the amount by which the stated capital is reduced and our stockholders’ equity, in the aggregate, will remain unchanged.
Following the Reverse Stock Split, reported per share net income or loss would be higher because there would be fewer shares of our Common Stock outstanding, and we would retrospectively adjust historical per share amounts in our future financial statements for comparability.
Effect on Preferred Stock, Equity Compensation Plans and Warrants
Series A Preferred Stock
If the Reverse Stock Split is implemented, the conversion ratio applicable to our shares of Series A Preferred Stock will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon conversion of such Series A Preferred Stock.

Equity Compensation Plans
In connection with its approval of the Reverse Stock Split, the Board has approved, subject to the occurrence of the Reverse Stock Split, corresponding adjustments to all outstanding equity awards (including stock options, restricted stock units and performance units) granted under our equity compensation plans as well as shares reserved for issuance under the 2026 Equity Incentive Plan, 2016 Equity Incentive Plan, the 2007 Incentive Award Plan and the 2007 Employee Stock Purchase Plan.
Warrants
If the Reverse Stock Split is implemented, our outstanding warrants to purchase shares of our Common Stock will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of such warrants and their exercise prices.
Potential Anti-Takeover Effect
Implementing the Reverse Stock Split will reduce the number of outstanding shares of Common Stock with a corresponding reduction to the number of shares of Common Stock (and, as a result, a reduction in the total authorized shares) that we are authorized by our Certificate of Incorporation to issue. Please see the discussion of the Authorized Shares Increase Proposal for additional information on the contemplated increase in authorized shares of Common Stock prior to the effective time of the Reverse Stock Split. The Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.
No Effect on Relative Voting Rights
If the Reverse Stock Split is approved and effected with respect to the issued and outstanding Common Stock, each holder of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split (in tandem with corresponding reduction in authorized shares of Common Stock and capital stock) would be effected simultaneously for all outstanding shares of Common Stock at the same exchange ratio. Except for as a result of the payment of cash in lieu of fractional share interests (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of Common Stock will not be affected by the Reverse Stock Split.
No Effect on Right to Dividends
The shares of Common Stock following the Reverse Stock Split will have the same rights to dividends and distributions as the Common Stock now outstanding. The payment of dividends and the timing and amounts thereof must be made in accordance with our Certificate of Incorporation and the requirements of the Delaware General Corporation Law. We expect to retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay cash dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board may deem relevant. In addition, our ability to pay cash dividends is currently limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.
Shares Held in Book-Entry and Through a Broker, Bank, or Other Holder of Record
Upon the effective time of the Reverse Stock Split, the shares of Common Stock held by stockholders of record electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the transfer agent for shares representing the number of shares of Common Stock such stockholders hold after the Reverse Stock Split, along with payment in lieu of any fractional share interests. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional share interests than those applied by us for record holders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If you hold registered shares of our Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Common Stock in registered book-entry form.

No Fractional Shares
No fractional shares of Common Stock will be outstanding following the Reverse Stock Split. Instead, in lieu of any fractional share interests to which a stockholder would otherwise be entitled as a result of the Reverse Stock Split, we would pay cash (without interest and subject to any required tax withholdings) equal to such fraction multiplied by the closing sales price of our Common Stock on the trading day immediately preceding the Reverse Stock Split (with such closing sales price being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest in a share of our Common Stock will not have any voting, dividend, or other rights with respect to such fractional interest, except the right to receive the cash payment described above.
Shares of our Common Stock held in registered form and shares of our Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split. If you hold any shares with a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
No Appraisal Rights
Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such right.
No Going Private Transaction
The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our Common Stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.
This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships or other pass-through entities for U.S. federal income tax purposes (and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our Common Stock in connection with employment or other performance of services; (xi) U.S. expatriates; or (xii) holders of the Series A Preferred Stock. If a partnership (including any entity or arrangement treated as a partnership or a pass-through entity for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a holder that is a partner in the partnership or an owner in a pass-through entity generally will depend upon the status of the partner or the owner and the activities of the partnership or the pass-through entity.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any non-U.S. tax consequences, any estate, gift or other U.S. federal non-income tax consequences, or the Medicare tax on net investment income.
EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered, and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
Assuming the Reverse Stock Split qualifies as a recapitalization within the meaning of Section 368(a) of the Code, each U.S. Holder who receives shares of our Common Stock in the Reverse Stock Split is required to retain permanent records pertaining to the Reverse Stock Split and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis, and fair market value of all transferred property and relevant facts regarding any liabilities assumed or extinguished as part of such reorganization. Each U.S. Holder who owned at least five percent (by vote or value) of our total outstanding stock or who owned our securities with a basis of $1,000,000 or more is required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the holder’s tax basis in the U.S. Holder’s Common Stock and the fair market value of such stock. Each U.S. Holder is urged to consult with its tax advisor to comply with these rules.
A stockholder who receives cash in lieu of a fractional interest in a share of Common Stock should be treated as first receiving such fractional share interest and then receiving cash in redemption of such fractional share interest. A stockholder who receives cash in lieu of a fractional share interest should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share interest and the portion of the stockholder’s adjusted tax basis allocable to the fractional share interest. Such gain or loss generally will be long-term capital gain or loss if the stockholder’s holding period in its pre-Reverse Stock Split Common Stock is more than one year as of the effective time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of a fractional share interest based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.
Effectiveness of the Reverse Stock Split
If the Reverse Stock Split Proposal is approved and adopted by the stockholders at the Special Meeting, the amendments contemplated thereby will become effective upon the effectiveness of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. We expect to file the amendment to effectuate the Reverse Stock Split promptly following the conclusion of the Special Meeting and after filing of the Authorized Shares Increase Amendment.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. Our Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.
How Votes are Counted
The Reverse Stock Split Proposal must be approved by the affirmative vote of a majority of the votes cast on the proposal, meaning the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. For purposes of this proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 4 – ADJOURNMENT PROPOSAL
General
If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve one or more of the proposals, our proxy holders may move to continue, adjourn or postpone the Special Meeting at that time in order to enable our Board to solicit additional proxies.
In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve any one of the proposals. If our stockholders approve this proposal, we could continue, adjourn or postpone the Special Meeting and any continued, adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat a proposal, we could continue, adjourn or postpone the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.
If it is necessary to continue, adjourn or postpone the Special Meeting, no notice of the continued, adjourned or postponed meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is continued, adjourned or postponed, so long as the meeting is continued, adjourned or postponed for 30 days or less and no new record date is fixed for the continued, adjourned or postponed meeting. At the continued, adjourned or postponed meeting, we may transact any business which might have been transacted at the original meeting.
How Votes are Counted
The Adjournment Proposal must be approved by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. For purposes of this proposal, abstentions will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

DESCRIPTION OF CAPITAL STOCK
The following summary describes our securities and the material provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the other documents described in this section, copies of which have been filed with the SEC.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of July 31, 2026, we had approximately 119,439,307 shares of common stock outstanding.
Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board may determine.
Voting Rights
Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. There are no sinking fund provisions applicable to our common stock.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Registration Rights
Pursuant to the terms of the Purchase Agreement, in connection with the Issuance, we have agreed to provide to the Investors certain customary registration rights with respect to shares of the Common Stock issued in connection with any conversion of the Series A Preferred Stock or upon exercise of the Warrants. We have agreed to, among other things, file with the SEC, within 60 calendar days of the Closing Date, a registration statement for a shelf registration on Form S-3 (or, if the Company is not then eligible to use Form S-3, on Form S-1) providing for the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants (together, the “Registrable Securities”). The Company has agreed to use commercially reasonable efforts to cause the registration statement to become effective as promptly as practicable. The Company is required to maintain the effectiveness of the registration statement until the earlier of the sale or disposition of all Registrable Securities thereunder or their eligibility for resale under Rule 144 without volume or manner-of-sale restrictions.
Anti-Takeover Provisions
Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation provides for our Board to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated

bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our chairperson of the Board, chief executive officer, president, secretary or a majority of the authorized number of directors may call a special meeting of stockholders.
Our amended and restated certificate of incorporation requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws relating to the classification of our Board, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our Board, the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Limitation of Liability; Indemnification
As permitted by Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for any breach of the director’s duty of loyalty to us or our stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful stock repurchases or redemptions, and any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation provides that we may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of us or any predecessor of ours, or serves or served at any other enterprise as a director, officer, employee or agent at our request or the request of any of our predecessors.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
Our bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of ours who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of ours or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit or proceeding.
Choice of Forum
Our bylaws provide that, unless we consent, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed by any of our directors, officers, stockholders, employees or agents to us or our stockholders; any action asserting a claim against us or any of our directors, officers, stockholders, employees or agents arising out of or relating to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws; or any action asserting a claim against us or any of our directors, officers, stockholders, employees or agents that is governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.
Listing
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ARAY.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of July 31, 2026 by:
•	each of our named executive officers;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants, restricted stock units, performance units, and other convertible securities that are currently exercisable or releasable or will become exercisable or releasable within 60 days of July 31, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, restricted stock units, performance units or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1240 Deming Way, Madison, WI 53717.

This table lists applicable percentage ownership based on 119,439,307 shares of common stock outstanding as of July 31, 2026.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
The TCW Group, Inc., on behalf of the TCW Business Unit(1) 515 South Flower Street Los Angeles, CA 90071	27,527,916	18.7%

Named Executive Officers and Directors
Stephen La Neve(2)	20,000	*
Ali Pervaiz(3)	351,020	*
Joseph E. Whitters(4)	667,656	*
James M. Hindman(5)	294,804	*
Chan W. Galbato	50,000	*
Steven F. Mayer	1,211,956	1.0%
Mika Nishimura(6)	212,659	*
Paul Miele	0	*
Suzanne Winter(7)	1,200,047	1.0%
All current executive officers and directors as a group (8 persons)(8)	2,808,095	2.4%

*	Less than 1%.
(1)
Comprised of 18,942,059 shares subject to warrants as reported on a Schedule 13D/A filed on May 19, 2026 plus 598,114 shares subject to a New Penny Warrant issued to TCW WV Financing LLC (“WV Direct Lending”) on July 29, 2026 and 7,987,743 shares subject to a New Penny Warrant issued to TCW Rescue Financing Fund II LP (“TCW Rescue Financing”) on July 29, 2026. WV Direct Lending’s sole investment advisor is an indirect subsidiary of The TCW Group, Inc. (“TCW Group”), and its direct and indirect subsidiaries collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). TCW Rescue Financing is an indirect subsidiary of the TCW Group, Inc. The TCW Group, Inc., on behalf of the TCW Business Unit, has shared voting and dispositive power over all shares listed through ownership of the warrants issued by the Company to TCW Rescue Financing and WV Direct Lending. The TCW Business Unit is primarily engaged in the provision of investment management services. The TCW Business Unit is managed separately and operated independently. Investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect ownership interest in TCW that technically constitutes an indirect controlling interest in TCW. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated including the TCW Business Unit. Entities affiliated with The Carlyle Group may be deemed to share beneficial ownership of the securities reported herein. Information barriers are in place between the TCW Business Unit and The Carlyle Group. Therefore, in accordance with Rule 13d-4 under the Exchange Act, The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by the TCW Business Unit and reported herein. The TCW Business Unit disclaims beneficial ownership of any shares which may be owned or reported by The Carlyle Group and its affiliates.

(2)	Amount shown includes shares of our common stock held of record by Mr. La Neve.
(3)
Amount shown includes (i) 311,338 shares of our common stock held of record by Mr. Pervaiz and (ii) 39,682 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 31, 2026.

(4)	Amount shown includes shares of our common stock held of record by Mr. Whitters.
(5)	Amount shown includes shares of our common stock held of record by Mr. Hindman.
(6)	Amount shown includes shares of our common stock held of record by Ms. Nishimura.
(7)	Ms. Winter served as CEO of the Company until October 19, 2025. Amount shown includes shares of our common stock held of record by Ms. Winter.
(8)
Amount shown includes (i) 2,768,413 shares of our common stock held of record and (ii) 39,682 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of July 31, 2026.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.accuray.com.
Stockholders Sharing the Same Address
We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare, 250 Royall Street, Canton, MA 02021, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Stockholder Proposals
For a stockholder proposal to be considered for possible inclusion in our proxy statement for the Annual Meeting to be held in 2026, the proposal must have been in writing and received by our Corporate Secretary at our principal executive offices no later than 5:00 p.m., Central Time, on June 3, 2026. If, however, the date of the 2026 Annual Meeting of stockholders (the “2026 Annual Meeting”) is more than 30 days before or 30 days after the anniversary date of the 2025 Annual Meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.
For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for the 2026 Annual Meeting, our bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not later than 5:00 p.m., Central Time, on the 90th day nor earlier than 8:00 a.m., Central Time, on the 120th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting of stockholders. Therefore, assuming the 2026 Annual Meeting is scheduled to be within 25 days of November 13, 2026, to be presented at our 2026 Annual Meeting, such a proposal must have been received by us not earlier than 8:00 a.m., Central Time, on June 3, 2026 but no later than 5:00 p.m., Central Time, on July 3, 2026. If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than such anniversary date, the Corporate Secretary must receive the notice not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. Our bylaws also specify additional requirements as to the form and content of a stockholder’s notice.
Recommendations and Nominations of Director Candidates
If a stockholder or stockholder group wishes to recommend a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2026 Annual Meeting, the stockholder(s) should submit such recommendation in writing, including the nominee’s name and qualifications for Board membership, to our Corporate Secretary at our principal executive offices. The stockholder(s) should also provide the written consent of each recommended nominee to serve as a member of our Board, if so elected, as well as a written statement that the recommended nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation.

If a stockholder desires to nominate a candidate for election to our Board, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our bylaws, the notice is timely if our Corporate Secretary receives it no earlier than 8:00 a.m., Central Time, on June 3, 2026 (120 days prior to the anniversary of the mailing date of the 2025 proxy materials) and no later than 5:00 p.m., Central Time, on July 3, 2026 (90 days prior to the anniversary of the mailing date of the 2025 proxy materials). If, however, the date of the 2026 Annual Meeting is more than 25 days earlier or more than 25 days later than the anniversary date of the 2025 Annual Meeting, notice must be received not earlier than 8:00 a.m., Central Time, on the 120th day prior to the 2026 Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to the 2026 Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the 2026 Annual Meeting is first made. The notice must be in writing and must include the nominee’s name and qualifications for service on our Board. Our bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to the nomination of directors by stockholders. In addition, the notice of nomination must comply with Rule 14a-19 under the Exchange Act. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws as described above.

OTHER MATTERS
As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented at the Special Meeting. Accordingly, the only items of business that our Board intends to present at the Special Meeting are set forth in this Proxy Statement.
If any other matter or matters are properly brought before the Special Meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

THE BOARD OF DIRECTORS

Madison, Wisconsin
August 24, 2026

APPENDIX A
CERTIFICATE OF AMENDMENT — AUTHORIZED SHARES INCREASE
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ACCURAY INCORPORATED

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
Accuray Incorporated (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1. ARTICLE IV, Paragraph A of the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) is hereby amended and restated to read in its entirety as follows:
“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Four Hundred Five Million (405,000,000). Four Hundred Million (400,000,000) shares of which shall be Common Stock and Five Million (5,000,000) shares of which shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share.”
2. The foregoing amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL. All other provisions of the Amended and Restated Certificate of Incorporation remain in full force and effect.
3. This Certificate of Amendment of Amended and Restated Certificate of Incorporation shall be effective at [time] on [date].
[Signature page follows]
A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on the date set forth below.

ACCURAY INCORPORATED

By:
Steve La Neve
Chief Executive Officer
Date:

A-2

APPENDIX B
CERTIFICATE OF AMENDMENT – REVERSE STOCK SPLIT
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ACCURAY INCORPORATED
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
Accuray Incorporated (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1. ARTICLE IV, Paragraph A of the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) is hereby amended to add the following paragraph immediately following Paragraph A:
Upon the filing and effectiveness of the Certificate of Amendment of this Amended and Restated Certificate of Incorporation, which inserts this paragraph (the “Amendment Effective Time”), each fifteen to forty shares of Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Amendment Effective Time shall automatically and without any action on the part of the Corporation or the respective holders thereof be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, the exact ratio within the fifteen to forty range to be determined by the Board of Directors of the Corporation prior to the Amendment Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares shall be issued upon the Reverse Stock Split, and in lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, any such fractional share of Common Stock shall be paid out in cash, with reference to the closing stock price on the Nasdaq Stock Market (or, if the Common Stock is no longer trading on the Nasdaq Stock Market, on the principal trading market therefor) of the Common Stock on the trading day immediately preceding the Amendment Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest.”
2. On [ ], [2026], the Board of Directors of the Corporation determined that each [ ] shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding or held by the Corporation in treasury immediately prior to the Amendment Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share. The Corporation publicly announced this ratio on [ ], [2026].
3. The foregoing amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL. All other provisions of the Amended and Restated Certificate of Incorporation remain in full force and effect.
4. This Certificate of Amendment of Amended and Restated Certificate of Incorporation shall be effective at [time] on [date].
[Signature page follows]
B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on the date set forth below.

ACCURAY INCORPORATED

By:
Steve La Neve
Chief Executive Officer
Date:

B-2

ACCURAY

ACCURAY INCORPORATED
ATTN: CORPORATE SECRETARY
1240 DEMING WAY
MADISON, WI 53717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARAY2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03150-S47500

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCURAY INCORPORATED

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on October 6, 2026:
The Notice and Proxy Statement is available at www.proxyvote.com.

T03151-S47500

ACCURAY INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2026 SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 6, 2026 11:00 AM (CT)

The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby appoints Stephen La Neve, Ali Pervaiz and David Shin, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2026 Special Meeting of Stockholders of Accuray Incorporated to be held on Tuesday, October 6, 2026, at 11:00 AM (CT), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2026 Special Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/ARAY2026SM.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side